Registration No. 333-_______________

As filed with the Securities and Exchange Commission on April 17, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

LORILAY CORP.

 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	5461 Primary Standard Industrial Classification Code Number

38-3911928

IRS Employer
Identification Number

Lorilay Corp.

89 Rublevskoye highway, Building 3, Suite 10

Moscow, Russia 121467

Tel. (702) 997-2590

Email: lorilaycorp@gmail.com

 (Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 2360 Corporate Circle, Suite 400

Henderson, NV 89074-7722

Tel. (702) 866-2500

 (Name, address and telephone number of agent for service)

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company     ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share(1)	Aggregate Offering Price	Registration Fee
Common Stock:	4,000,000	$0.02	$80,000	$10.91

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

LORILAY CORP.

4,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of common stock of Lorilay Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Elena Sheveleva, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

	Offering Price	Expenses	Proceeds to Company
Per share	$0.02	$0.0018	$0.0182
Total	$80,000	$7,000	$73,000

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Lorilay Corp. is a development stage company and has recently started its operation.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Lorilay Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 13 BEFORE BUYING ANY SHARES OF LORILAY CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED __________, 2014

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	13
DILUTION	14
DESCRIPTION OF SECURITIES	16
PLAN OF DISTRIBUTION	17
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	19
DESCRIPTION OF BUSINESS	24
LEGAL PROCEEDINGS	26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	26
EXECUTIVE COMPENSATION	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
INDEMNIFICATION	30
INTERESTS OF NAMED EXPERTS AND COUNSEL	30
EXPERTS	30
AVAILABLE INFORMATION	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	33
INDEX TO THE FINANCIAL STATEMENTS	33

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “LORILAY CORP.” REFERS TO LORILAY CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

LORILAY CORP.

We are a development stage company and intend to sell crepes in Russia. Lorilay Corp. was incorporated in Nevada on December 27, 2012. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $40,000 for the next twelve months as described in our Plan of Operations. We expect our operations to begin to generate revenues during months 10-12 after completion of this offering. However, there is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue. Being a development stage company, we have very limited operating history. If we are unable to raise a minimum funding of $40,000 required to conduct our business over the next 12 months, our business may fail. After twelve months period we may need additional financing. Our principal executive offices are located at 89 Rublevskoye highway, Building 3, Suite 10, Moscow, Russia 121467. Our phone number is (702) 997-2590.

From inception (December 27, 2012) until the date of this filing, we have had limited operating activities.  Our financial statements from inception (December 27, 2012) through December 31, 2013, reports no revenues and a net loss of $514.  Our independent registered public accounting firm has issued an audit opinion for Lorilay Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and entered into a Sales Agreement with Changzhou Huibo Food Machinery Co., Ltd., dated April 9, 2014. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success.

THE OFFERING

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer:	LORILAY CORP.
Securities Being Offered:	4,000,000 shares of common stock.
Price Per Share:	$0.02
Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$80,000
Securities Issued and Outstanding:	There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Elena Sheveleva
Registration Costs	We estimate our total offering registration costs to be approximately $7,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from December 27, 2012 (Inception) to December 31, 2013.

Financial Summary	December 31, 2013 ($) (Audited)
Cash and Deposits	6,028
Total Assets	6,028
Total Liabilities	2,542
Total Stockholder’s Equity	3,486

Statement of Operations	Accumulated From December 27, 2012 (Inception) to December 31, 2013 ($) (Audited)
Total Expenses	514
Net Loss for the Period	(514)
Net Loss per Share	-

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RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE A VERY LIMITED HISTORY OF OPERATIONS AND ACCORDINGLY THERE IS NO TRACK RECORD THAT WOULD PROVIDE A BASIS FOR ASSESSING OUR ABILITY TO CONDUCT SUCCESSFUL COMMERCIAL ACTIVITIES. WE MAY NOT BE SUCCESSFUL IN CARRYING OUT OUR BUSINESS OBJECTIVES.

We were incorporated on December 27, 2012 and to date, have been involved primarily in organizational activities and obtaining financing. Accordingly we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a development stage company which is engaging in the business of selling crepes in Russia. As of the period from Inception (December 27, 2012) to December 31, 2013, we had a net loss of $514. Development stage companies in businesses with low barriers to entry, such as ours, often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our business consulting activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

We require minimum funding of approximately $40,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Elena Sheveleva, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Ms. Sheveleva has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

OUR INDEPENDENT AUDITOR HAS ISSUED A GOING CONCERN OPINION; OUR ABILITY TO CONTINUE IS DEPENDENT ON OUR ABILITY TO RAISE ADDITIONAL CAPITAL AND OUR OPERATIONS COULD BE CURTAILED IF WE ARE UNABLE TO OBTAIN REQUIRED ADDITIONAL FUNDING WHEN NEEDED.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period December 27, 2012 (date of inception) through December 31, 2013 we had a net loss of $514. As of December 31, 2013, the Company has not emerged from the development stage. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon our ability to begin operations and to achieve a level of profitability. We need at least $40,000 to continue as a going concern.

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WE HAVE LIMITED BUSINESS, SALES AND MARKETING EXPERIENCE IN OUR INDUSTRY.

We have not garnered any customers and have yet to generate revenues. While we have plans for marketing our business, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed business will gain wide acceptance in its target market or that we will be able to effectively market our product. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Elena Sheveleva, to build our customer base. Our company has no prior experience upon which it can rely in order to garner its first prospective customers to buy our crepes.  Prospective customers will be less likely to buy our product than a competitor’s because we have no prior experience in our industry.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We have not identified any customers and we cannot guarantee we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.   You are likely to lose your entire investment if we cannot sell our crepes at prices which generate a profit.

IF WE ARE UNABLE TO REPAIR OUR CREPE MACHINES IN A TIMELY FASHION OUR BUSINESS MAY FAIL.

It is crucial to repair all out of order machines in a timely manner as an out of service crepe machine will not generate revenue. As some of our machine parts are costly and rare, such parts, if broken, may need to be ordered from overseas. If we are not able to obtain replacement parts or perform repairs in a timely fashion, our business may fail due to loss of revenue.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

Many competitors with fast-food products are significantly larger and have substantially greater financial, marketing and other resources and have achieved public recognition for their services. Competition by existing and future competitors could result in an inability to secure adequate consumer relationships sufficient enough to support Company endeavors. We cannot be assured that we will be able to compete successfully against present or future competitors or that the competitive pressure we may face will not force us to cease our operations.

Also, there are many various sized fast-food companies in the restaurant business. Some of these competitors have established businesses with a substantial number of venues and valuable contacts. We will attempt to compete against these groups by offering unique product in places with high traffic flow. We cannot assure you that such a business plan will be successful, or that competitors will not copy our business strategy.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

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CURRENT MANAGEMENT’S LACK OF EXPERIENCE IN AND WITH MARKETING AND SELLING CREPES MEANS THAT IT IS DIFFICULT TO ASSESS, OR MAKE JUDGMENTS ABOUT, OUR POTENTIAL SUCCESS.

Elena Sheveleva, our sole officer and director has no prior experience with and has never been employed in a job to sell crepes. Additionally, our sole officer and director does not have a college or university degree, or other educational background in fields related to marketing and sales. With no direct training in marketing and sales, our sole officer and director may not be fully aware of many of the specific requirements related to marketing and selling crepes. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our sole officer and director’s future possible mistakes, lack of sophistication, judgment or experience in marketing and sales.

SINCE ALL OF OUR SHARES OF COMMON STOCK ARE OWNED BY OUR SOLE OFFICER AND DIRECTOR, OUR OTHER STOCKHOLDERS MAY NOT BE ABLE TO INFLUENCE CONTROL OF THE COMPANY OR DECISION MAKING BY MANAGEMENT OF THE COMPANY, AND AS SUCH, OUR SOLE OFFICER AND DIRECTOR MAY HAVE A CONFLICT OF INTEREST WITH THE MINORITY SHAREHOLDERS AT SOME TIME IN THE FUTURE.

Elena Sheveleva, our sole officer and director beneficially owns 100% of our issued and outstanding shares of common stock. The interests of Ms. Sheveleva may not be, at all times, the same as that of our other shareholders. Ms. Sheveleva is not simply a passive investor but is also an executive officer of the Company, and as such his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our sole officer and director exercising, in a manner fair to all of our shareholders, her fiduciary duties as an officer and as member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.  THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Elena Sheveleva, our sole officer and director will only be devoting limited time to our operations. She will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

BECAUSE WE WILL SELL OUR PRODUCTS IN FOREIGN CURRENCY INSTEAD OF UNITED STATES DOLLARS, OUR BUSINESS WILL BE EFFECTED BY CURRENCY RATE FLUCTUATIONS.

Because we plan to sell our products in Russia in Russian Rubles, we will be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

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IT WILL BE EXTREMELY DIFFICULT TO ACQUIRE JURISDICTION AND ENFORCE LIABILITIES AGAINST OUR SOLE OFFICER AND DIRECTOR AND ASSETS OUTSIDE THE UNITED STATES.

Substantially all of our assets are currently located outside of the United States.  Additionally, our sole officer and director resides outside of the United States, in Russia.  As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our sole officer and director or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our sole officer and director under Federal securities laws.  Moreover, we have been advised that Russia does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Elena Sheveleva, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-

provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

 disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $6,028 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MS. SHEVELEVA DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Ms. Sheveleva does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling at least 50% of the shares and we receive the proceeds in the amount of $40,000 from this offering, we may have to seek alternative financing to implement our business plan.

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BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on December 27, 2012 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Lorilay Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $7,000. We will have to utilize funds from Elena Sheveleva, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

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FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. We reserve the right to change the use of proceeds, provided that such reservation is due to certain contingencies that are discussed specifically and the alternatives to such use in that event are indicated in an amended prospectus reflecting the same. There is no assurance that we will raise the full $80,000 as anticipated.

Gross Proceeds from this Offering (1)	$40,000	$60,000	$80,000
Offering expenses	$7,000	$7,000	$7,000
Net proceeds	$33,000	$53,000	$73,000
SEC reporting and compliance	$10,000	$10,000	$10,000
Establishing an office	$1,000	$2,000	$2,000
Secure lease agreements	$6,000	$9,000	$15,000
Purchase and set up machines	$8,000	$12,000	$20,000
Marketing and advertising	$1,000	$8,000	$6,000
Employees salary	$7,000	$12,000	$20,000

(1)

Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity

The above figures represent only estimated costs. If necessary, Elena Sheveleva, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Sheveleva will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Sheveleva. Ms. Sheveleva will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on December 27, 2012.  Elena Sheveleva, the Company’s sole officer and director, paid $0.001 per share for the 4,000,000 shares of common stock she purchased from the Company on July 26, 2013.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of December 31, 2013, the net tangible book value of our shares of common stock was $3,486 or approximately $0.0009 per share.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 8,000,000 shares to be outstanding will be $76,486 or approximately $0.0097 per share. The net tangible book value per share prior to the offering is $0.0009. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0088 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.0097 per share.

After completion of this offering, if 4,000,000 shares are sold, investors in the offering will own 50% of the total number of shares then outstanding for which they will have made cash investment of $80,000, or $0.02 per share. Our existing stockholder will own 50% of the total number of shares then outstanding, for which she has made contributions of cash totalling $4,000.00 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 3,000,000 shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $56,486, or approximately $0.0081 per share. The net tangible book value per share prior to the offering is $ 0.0009. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0072 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.0081 per share.

After completion of this offering investors in the offering will own approximately 42.86% of the total number of shares then outstanding for which they will have made cash investment of $37,500, or $0.02 per share. Our existing stockholder will own approximately 57.14% of the total number of shares then outstanding, for which she has made contributions of cash totaling $4,000 or $0.001 per share.

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If 50% of the Shares Are Sold

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $36,486 or approximately $0.0061 per share. The net tangible book value per share prior to the offering is $ 0.0009. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0052 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.0061 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will have made cash investment of $40,000, or $0.02 per share. Our existing stockholder will own approximately 66.67% of the total number of shares then outstanding, for which she has made contributions of cash totaling $4,000 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0009
Potential gain to existing shareholder	$80,000
Net tangible book value per share after offering	$0.0097
Increase to present stockholders in net tangible book value per share
after offering	$0.0088
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 100% of shares	8,000,000
Percentage of ownership after offering	50%
Existing Stockholder if 75% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0009
Potential gain to existing shareholder	$60,000
Net tangible book value per share after offering	$0.0081
Increase to present stockholders in net tangible book value per share
after offering	$0.0072
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 75% of shares	7,000,000
Percentage of ownership after offering	57.14%
Existing Stockholder if 50% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0009
Potential gain to existing shareholder	$40,000
Net tangible book value per share after offering	$0.0061
Increase to present stockholders in net tangible book value per share
after offering	$0.0052
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 50% of shares	6,000,000
Percentage of ownership after offering	67.77%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.02
Dilution per share	$0.0103
Capital contributions	$80,000
Number of shares after offering held by public investors	4,000,000
Percentage of capital contributions by existing shareholder	4.76%
Percentage of capital contributions by new investors	95.24%
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0119
Capital contributions	$60,000
Percentage of capital contributions by existing shareholder	6.25%
Percentage of capital contributions by new investors	93.75%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	42.86%
Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0139
Capital contributions	$40,000
Percentage of capital contributions by existing shareholder	09.09%
Percentage of capital contributions by new investors	90.91%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	33.33%

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DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of April 17, 2014, there were 4,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Elena Sheveleva owns 4,000,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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PLAN OF DISTRIBUTION

Lorilay Corp. has 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 4,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The person offering the securities on your behalf may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

In connection with the Company’s selling efforts in the offering, Elena Sheveleva will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Sheveleva is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Sheveleva will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Sheveleva is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Sheveleva will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Sheveleva will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). Ms. Sheveleva may solicit the investors through personal contact, by telephone or mail/email. She will identify those who might have an interest in purchasing shares among her personal friends and business associates. She will not use any supplemental materials in this regard.

Lorilay Corp. will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.02 for up to 240 days from the effective date of this prospectus.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Lorilay Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We have no intention of inviting broker-dealer participation in this Offering.

Lorilay Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $7,000.

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Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Lorilay Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $4,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $6,028 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

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We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include opening new locations, hiring sales personnel and entering into new leasing agreements for placing our crepe machines. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.

Our cash balance is $6,028 as of December 31, 2013.  We believe our cash balance is not sufficient to fund our operations for any period of time.  We have been utilizing and may utilize funds from Elena Sheveleva, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  As of December 31, 2013, Ms. Sheveleva had advanced $2,542 to us. Ms. Sheveleva, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $40,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 89 Rublevskoye highway, Building 3, Suite 10, Moscow, Russia 121467. Our phone number is (702) 997-2590.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We intend to commence operations in the business of selling crepes in Russia. We have not generated any revenues and our principal business activities to date consist of creating a business plan and a signed a Sales Agreement with Changzhou Huibo Food Machinery Co., Ltd., dated April 9, 2014. Our current cash balance will not be sufficient to fund our operations for the next 12 months, if we are unable to successfully raise money in this offering. However, if we sell half of the securities offered for sale by the Company and raise the gross proceeds of $40,000 will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses, but our growth strategy will be limited. We may also utilize funds from Ms. Sheveleva, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Ms. Sheveleva, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

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Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. During first months after completion of this offering, we will establish our office, find locations and conclude agreements with property owners for placing our crepe machines. During months 7-12 we will set up our machines, hire seller and will be developing our marketing campaign and we believe we will start to sell our product and earn revenue.  Until this time, we do not believe that our operations will be profitable. There is no assurance we will ever reach that stage.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment other than our boxing machines. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to sell crepes.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand.  Upon completion of our public offering, our specific goal is to profitably sell crepes. Our plan of operations following the completion is as follows:

Office Establishment (Time Frame: 1st-2nd month, Minimum Cost $1,000)

Upon the completion of the offering, we plan to set up our office and acquire the necessary equipment to begin operations. We need a computer with Windows 7 or Windows 8 operation system, and a connection to the Internet. Our sole officer and director, Elena Sheveleva will take care of our initial administrative duties. We believe that it will cost at least $1,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% or 100% of the shares offered we will buy additional and more advanced equipment that will cost us approximately $1,000 more.

Search for potential leasing properties with high traffic flow (Time Frame: 1st-3rd months, No Material Costs)

At the same time, we plan to start searching for potential leasing spaces with high traffic flow in Moscow, Russia where we can potentially place our Crepe cooking machines. Our sole officer and director, Elena Sheveleva will handle these duties. We intend to contact and visit as many properties as possible to find the most suitable and potentially profitable premises for placing our machines. We plan to consider coffee shops, bakeries, mall kiosks, storefronts (indoor or outdoor), sports arenas, food courts, entertainment complexes, high schools, fundraising events and outdoor events such as carnivals, festivals, fairs to place our crepe machines.

Negotiate and conclude agreements with property owners (Time Frame: 3rd-5th months, Material Costs: $6,000-$15,000)

During this period, we intend to begin negotiations with property owners and managers in view of securing leasing agreements for the use of their premises. If we sell all the shares in the offering, our goal during this stage will be to enter into five leasing agreements with malls, stores at crowded streets and other premises granting us permission to set up our Crepe cooking machines and sell crepes at their premises. As of the date of this prospectus we have not executed any Lease Agreements. Search for new potential properties for our machines and negotiating agreements with the owners are ongoing matters that will continue during the life of our operations as we will need to rotate less profitable machines to new places as well as keep looking for new locations. We cannot guarantee that we will be able to find successful placements for any machines, in which case our business may fail and we will have to cease our operations. Even if we are able to obtain the planned number of placements at the end of the twelve month period, there is no guarantee that we will be able to attract enough customers to justify our expenditures as well as the ongoing expenses of maintenance and rental fees.

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Purchase crepe cooking machines and necessary equipment (Time Frame: 5th-12th months, Material Cost $7,000-$17,500)

Depending on the number of placements that we manage to secure during the first five months and if we sell at least 50% of the shares in this offering, we intend to purchase, deliver and place two crepe machine and buy necessary equipment. The material costs for that will be approximately $7,000. If we sell 75% or 100% of the shares in this offering we intend to continue negotiations with property owners to enter into more leasing agreements and plan to purchase 3 and 5 machines accordingly. The exact number of purchased machines will depend on the success of our business and availability of leasing spaces and funds.

Set up and test Crepe cooking machines (Time Frame: 7th-12th months, Material Cost $1,000-$2,500)

Once we receive our Crepe cooking machines and necessary equipment we plan to set them up and test them at their locations. We will need to hire part time specialists such as electrician or mechanic and movers. It will cost approximately $500 per each location.

Commence Marketing Campaign (Time Frame: 7th-12th months, Minimum Cost $1,000)

If we sell at least 50% of the shares we plan to commence marketing campaign. Initially, marketing will be conducted by our sole officer and director, Elena Sheveleva. In the fast food business, various business strategies are used to increase the popularity of the products. We plan to offer free testing which may ignite prospective customers to by our crepes. Other marketing strategies will involve taking the machines to various events, such as fund raising, carnivals, festivals, fairs and sports events. We intend also to design bright stickers and signs and place them at leasing spaces to draw attention of potential customers. If we sell 50% of shares in this offering, we intend to spend at least $1,000 for marketing campaign.

Hire Sellers (Time Frame: 8th-12th months. Material Cost $7,000-20,000)

When our crepe machines are set up we will hire employees who will make and sell our crepes.

Elena Sheveleva, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to buy our products, Ms. Sheveleva has agreed to commit more time as required. Because Ms. Sheveleva will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees
SEC reporting and compliance Establishing an office Secure lease agreements Purchase and set up machines Marketing and advertising Employees salary	$10,000 $1,000 $6,000 $8,000 $1,000 $7,000	$10,000 $2,000 $9,000 $12,000 $8,000 $12,000	$10,000 $2,000 $15,000 $20,000 $6,000 $20,000
Total	$33,000	$53,000	$73,000

The various offering amounts presented in the table above are for illustrative purposes only and the actual amount of proceeds raised, if any, may differ significantly.

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OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on December 27, 2012 to December 31, 2013

During the period we incorporated the company and  prepared our business plan. Our loss since inception is $514. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 4,000,000 shares of common stock to our sole officer and director for net proceeds of $4,000.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2013, the Company had $6,028 cash and our liabilities were $2,542, comprising $2,542 owed to Elena Sheveleva, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Elena Sheveleva, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Ms. Sheveleva has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within 12 months, we need a minimum of $40,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.

Should the Company fail to sell less than 50% of its shares under this offering, the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

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DESCRIPTION OF BUSINESS

General

Lorilay Corp. was incorporated in the State of Nevada on December 27, 2012 and established a fiscal year end of December 31. We are a development-stage company formed to sell crepes in Russia. We do not have revenues, have minimal assets and have incurred losses since inception. We have recently started our operation. As of today, we have developed our business plan, and executed a Sales Agreement with Changzhou Huibo Food Machinery Co., Ltd., dated April 9, 2014. We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074. Our business office is located at 89 Rublevskoye highway, Building 3, Suite 10, Moscow, Russia 121467. Our telephone number is (702) 997-2590. We intend to place Crepe cooking machines in public venues with high traffic flow such as malls, sport and amusement centers and stores at crowded streets in Moscow, Russia and sell crepes.

Crepe Cooking Machines

A crepe cooking machine is a cooking device used to make crepes. Our crepe cooking machine requires a small area of the premises. Our challenge is to convince the owners or managers of the potential premises to conclude leasing agreements with us. However, there is no guarantee that the property owners will agree to the placement of our donut making machines and we will ever generate revenues. We executed a Sales Agreement with Changzhou Huibo Food Machinery Co., Ltd., dated April 9, 2014, a supplier of crepe machines. According the Agreement we secured the right to purchase the crepe cooking machines from the Supplier and place them in Moscow. As of today, we have not bought or placed any crepes machines.

Product

We intend to sell crepes. A crepe is a type of very thin pancake, usually made from or buckwheat flour. According to Wikipedia, the word is of French origin, deriving from the Latin crispa, meaning "curled". While crepes are often associated with Brittany, a region in the northwest of France, their consumption is widespread in France, Belgium, Quebec and many parts of Europe. Crepes are very similar to blini, a Russian traditional food whereas blini are typically thicker and include a leavening agent. Blini were symbolically considered by early Slavic peoples in pre-Christian times as a symbol of the sun, due to their round form. They were traditionally prepared at the end of winter to honor the rebirth of the new sun (Butter Week, or Maslenitsa, also called "pancake week"). This tradition was adopted by the Orthodox church and is carried on to the present day.

Crepes are made by pouring a thin liquid batter onto a hot frying pan or flat circular hot plate, often with a trace of butter on the pan's surface. The batter is spread evenly over the cooking surface of the pan or plate either by tilting the pan or by distributing the batter with an offset spatula. There are also specially designed crepe makers with a heatable circular surface that can be dipped in the batter and quickly pulled out to produce an ideal thickness and evenness of cooking. Crepes are served with a variety of fillings. Common savoury fillings for crepes served for lunch or dinner are cheese, ham, and eggs, ratatouille, mushrooms, artichoke (in certain regions), and various meat products. When sweet, they can be eaten as part of breakfast or as a dessert. They can be filled and topped with various sweet toppings, often including  sugar (granulated or powdered), maple syrup, lemon juice, whipped cream, fruit spreads, custard, and sliced soft fruits or confiture.

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Sales and Marketing Strategy

We plan to sell crepes in Moscow, Russia. We intend to enter into leasing agreements with numerous venues owners and sell our product to our retail clients. In the fast food business, various business strategies are used to increase the popularity of the products. We plan to offer free testing which may ignite prospective customers to by our crepes. Other marketing strategies will involve taking the machines to various events, such as fund raising, carnivals, festivals, fairs and sports events. We intend also design bright flyers, stickers and signs and place them at leasing spaces to draw attention of potential customers. We intend also to implement word of mouth advertising into our business model. We believe a huge marketing opportunity on the internet is spreading word of mouth, a form of free advertising. We believe the internet has provided the biggest medium to spread word of mouth and social networking sites have been the place where everyone has come together. These days, companies have the capabilities of increased speed at which the message comes across. Bloggers and journalists can post their thoughts and reviews of products, and then people in all corners of the world can read it immediately.

Competition

The level of competition in fast-food industry is extremely high. Many of our established competitors have developed a brand following which would make our potential customers prefer their products over ours. Economies of scale would make it easier for our larger established competitors to negotiate price discounts with their suppliers of baking ingredients which would leave us at a disadvantage. The principal competitive factors in our industry are public taste and diet, pricing and quality of food. We will be in a market where we compete with many domestic and international companies offering similar fast-food products. We will be in direct competition with them. Many large companies will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for similar fast-food product than us which may also cause us to lose business. We foresee to continue to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations. Lorilay Corp. has not yet entered the market and has no market penetration to date.

Contract with our supplier

We have executed a Sales Agreement with Changzhou Huibo Food Machinery Co., Ltd., dated April 9, 2014. The material terms of the Contract are the following:

1.

The term of this Agreement shall be for a period of 1 (one) year, commencing on April 9, 2014. This Agreement may be extended by mutual written consent of the parties.

2.

The product price to be paid is in U.S. Dollars. Price for one crepe cooking machine is $3,500 (Three thousand USD).

3.

Lorilay will pay 30% fee ($1,000 USD) of the Price as advance and 70% ($2,500 USD) before the Product is shipped.

4.

Delivery of The Product will be carried out in separate batches as per the pro forma invoice. The Supplier will be responsible to deliver each batch of the Product no later than 90 days, after the receipt of advance payment.

5.

Acceptance of the Product on quality is made within 7 (seven) days from the moment of reception of the Products by Lorilay.

6.

Duties, Port Dues and Shipping: All costs, duties, audit taxes related to cargo and shipping costs shall be for Supplier’s account.

A copy of the Contract is filed as Exhibit 10.1 to this registration statement.

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Offices

Our business office is located at 89 Rublevskoye highway, Building 3, Suite 10, Moscow, Russia 121467.  This is the office provided by our President and Director, Elena Sheveleva. Our phone number is (702) 997-2590.  We do not pay any rent to Ms. Sheveleva and there is no agreement to pay any rent in the future.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Elena Sheveleva.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to fast-food industry and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Elena Sheveleva 89 Rublevskoye highway, Building 3, Suite 10, Moscow, Russia 121467	29	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Elena Sheveleva has acted as our President, Treasurer, Secretary and Director since our incorporation on December 27, 2012. Ms. Sheveleva owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Sheveleva was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Ms. Sheveleva graduated from The State University of Management in 2007. Since 2007 she has been working as a manager at OOO Gelion, a company that owns and operates a chain of sushi shops. Ms. Sheveleva intends to devote 20 hours a week of her time to planning and organizing activities of Lorilay Corp.

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During the past ten years, Ms. Sheveleva has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Ms. Sheveleva was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Sheveleva’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Elena Sheveleva, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on December 27, 2012 until December 31, 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Elena Sheveleva, President, Secretary and Treasurer	December 27, 2012 to December 31, 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Ms. Sheveleva currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of December 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Elena Sheveleva	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Elena Sheveleva is our officer, director, control person and promoter and she shall receive no compensation for the placement of the offering.

On July 26, 2013, we issued a total of 4,000,000 shares of restricted common stock to Elena Sheveleva in consideration of $4,000. Further, Ms. Sheveleva has advanced funds to us. As of December 31, 2013, Ms. Sheveleva had advanced $2,542 to us. Ms. Sheveleva will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Sheveleva. Ms. Sheveleva will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Sheveleva does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Sheveleva or the repayment of the funds to Ms. Sheveleva. The entire transaction was oral. Ms. Sheveleva is providing us office space free of charge and we have a verbal agreement with Ms. Sheveleva that, if necessary, she will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 17, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Elena Sheveleva 89 Rublevskoye highway, Building 3, Suite 10, Moscow, Russia 121467	4,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of April 17, 2014, there were 4,000,000 shares of our common stock issued and outstanding.

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Future sales by existing stockholders

A total of 4,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 4,000,000 restricted shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $80,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Lorilay Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Cutler & Co., LLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Cutler & Co., LLC has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Law Offices of Thomas E. Puzzo, PLLC has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Cutler & Co., LLC.

The financial information presented is the audited financial statements is for the year ended December 31, 2013, the period from December 27, 2012 (Inception) to December 31, 2012 and the period from December 27, 2012 (Inception) to December 31, 2013.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Lorilay Corp.

2360 Corporate Circle, Suite 400

Henderson, Nevada, 89074-772

We have audited the accompanying balance sheets of Lorilay Corp. (a development stage company) as of December 31, 2013 and 2012, and the related statements of operations, changes in stockholder’s equity, and cash flows for the year ended December 31, 2013, the period from December 27, 2012 (Inception) to December 31, 2012 and the period from December 27, 2012 (Inception) to December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lorilay Corp. as at December, 31 2013 and 2012 and the related statements of operations, changes in stockholder’s equity, and cash flows for the year ended December 31, 2013, the period from December 27, 2012 (Inception) to December 31, 2012 and the period from December 27, 2012 (Inception) to December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered losses from operations since Inception (December 27, 2012) and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Arvada, Colorado

January 27, 2014

LORILAY CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS
	DECEMBER 31, 2013	DECEMBER 31, 2012
ASSETS
Current Assets
Cash	$ 6,028	$ -
Total current assets	6,028	-

Total Assets	$ 6,028	$ -

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Loan from Director	$ 2,542	-
Total current liabilities	2,542	-

Total Liabilities	2,542	-

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
4,000,000 and 0 shares issued and outstanding at December 31, 2013 and 2012 respectively	4,000	-
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(514)	-
Total Stockholder’s Equity	3,486	-

Total Liabilities and Stockholder’s Equity	$ 6,028	$ -

The accompanying notes are an integral part of these financial statements.

LORILAY CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS
	For the year ended December 31, 2013	For the period from Inception (December 27, 2012) to December 31, 2012	For the period from Inception (December 27, 2012) to December 31, 2013

Revenue	$ -	$ -	$ -
Expenses
General and administrative expenses	514	-	514
Loss from operations	(514)	-	(514)

Loss before income taxes	(514)	-	(514)

Income taxes	-	-	-

Net loss	$ (514)	$ -	$ (514)

Loss per common share: Basic and Diluted	$ (0.00)**	$ -*
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	1,736,264	-*

‘* no shares were issued and outstanding during this period.

‘ ** denotes a loss of less than $(0.01) per share.

The accompanying notes are an integral part of these financial statements.

LORILAY CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (DECEMBER 27, 2012) TO DECEMBER 31, 2013
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total

Balances at Inception (December 27, 2012)	-	$ -	$ -	$ -	$ -

Balances at December 31, 2012	-	-	-	-	-

Shares issued for cash consideration at $0.001 per share on July 26, 2013	4,000,000	4,000	-	-	4,000

Net loss for the year	-	-	-	(514)	(514)

Balances as of December 31, 2013	4,000,000	$ 4,000	$ -	$ (514)	$ 3,486

The accompanying notes are an integral part of these financial statements.

LORILAY CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS
	For the year ended December 31, 2013	For the period from Inception (December 27, 2012) to December 31, 2012	For the period from Inception (December 27, 2012) to December 31, 2013
CASH FLOWS GENERATED BY (USED IN) OPERATING ACTIVITIES
Net loss	$ (514)	$ -	$ (514)
Net cash used in operating activities	(514)	-	(514)

CASH FLOWS GENERATED BY (USED IN) INVESTING ACTIVITIES
Net cash generated by (used in) investing activities	-	-	-

CASH FLOWS GENERATED BY (USED IN) FINANCING ACTIVITIES
Proceeds from sale of common stock	4,000	-	4,000
Proceeds from loan from director	2,542	-	2,542
Net cash provided by financing activities	6,542	-	6,542

Net increase in cash and equivalents	6,028	-	6,028

Cash and equivalents at beginning of the period	-	-	-

Cash and equivalents at end of the period	$ 6,028	$ -	$ 6,028

Supplemental cash flow information:

Cash paid for:
Interest	$ -	$ -	$ -
Taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

LORILAY CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2013, THE PERIOD FROM DECEMBER 27, 2012 (INCEPTION) TO DECEMBER 31, 2012 AND THE PERIOD FROM DECEMBER 27, 2012 (INCEPTION) TO DECEMBER 31, 2013

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

LORILAY CORP. (the “Company”) was incorporated under the laws of the State of Nevada on December 27, 2012. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities”. The Company intends to sell crepes in Russia. Since Inception (December 27, 2012) through December 31, 2013 the Company has not generated any revenue and has accumulated losses of $514.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (December 27, 2012) resulting in an accumulated deficit of $514 as of December 31, 2013 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and, or, the private placement of shares of common stock.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted December 31 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At December 31, 2013 the Company's bank deposits did not exceed the insured amounts.

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LORILAY CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2013, THE PERIOD FROM DECEMBER 27, 2012 (INCEPTION) TO DECEMBER 31, 2012 AND THE PERIOD FROM DECEMBER 27, 2012 (INCEPTION) TO DECEMBER 31, 2013

NOTE 1 - BASIS OF PRESENTATION CONTINUED

Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition

The Company will recognize revenue in accordance with ASC. 605, “Revenue Recognition”. ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

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LORILAY CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2013, THE PERIOD FROM DECEMBER 27, 2012 (INCEPTION) TO DECEMBER 31, 2012 AND THE PERIOD FROM DECEMBER 27, 2012 (INCEPTION) TO DECEMBER 31, 2013

NOTE 1 - BASIS OF PRESENTATION CONTINUED

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the year ended December 31, 2013 and the period from Inception (December 27, 2012) to December 31, 2012.

Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

There were no potentially dilutive debt or equity securities issued or outstanding during the period from Inception (December 27, 2012) to December 31, 2013.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe that the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of our operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

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LORILAY CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2013, THE PERIOD FROM DECEMBER 27, 2012 (INCEPTION) TO DECEMBER 31, 2012 AND THE PERIOD FROM DECEMBER 27, 2012 (INCEPTION) TO DECEMBER 31, 2013

NOTE 1 - BASIS OF PRESENTATION CONTINUED

Stock-Based Compensation

As of December 31, 2013 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

NOTE 2 – COMMON STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $ 0.001 per share.

On July 26, 2013, the Company issued 4,000,000 shares of common stock at $0.001 per share for total cash proceeds of $4,000.

As of December 31, 2013, the Company had 4,000,000 shares issued and outstanding.

NOTE 3 – INCOME TAXES

As of December 31, 2013 the Company had net operating loss carry forwards of $514 that may be available to reduce future years’ taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 4 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

As of December 31, 2013, a Director had advance to us an amount of $2,542 by way of loan. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from December 31, 2013 through the date the financial statements were available to be issued on January 27, 2014 and has determined that there have been no subsequent events after December 31, 2013 for which disclosure is required.

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PROSPECTUS

4,000,000 SHARES OF COMMON STOCK

LORILAY CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$10.91
Auditor Fees and Expenses	$3,250.00
Legal Fees and Expenses	$1,500.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,250.00
TOTAL	$7,0010.91

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Lorilay Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of her or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director,        officer and/or person controlling Lorilay Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Elena Sheveleva	July 26, 2013	4,000,000	$4,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. she is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC
10.1	Sales Agreement with Changzhou Huibo Food Machinery Co., Ltd., dated April 9, 2014
23.1	Consent of Cutler & Co., LLC
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (contained in exhibit 5.1)

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Moscow, Russian Federation on April 17, 2014.

LORILAY CORP.

By:	/s/	Elena Sheveleva
	Name:	Elena Sheveleva
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Elena Sheveleva
Elena Sheveleva	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	April 17, 2014

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC
10.1	Sales Agreement with Changzhou Huibo Food Machinery Co., Ltd., dated April 9, 2014
23.1	Consent of Cutler & Co., LLC
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (contained in exhibit 5.1)

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